Exhibit 99
Investors & Analysts:
John D. Emerick, Jr.
Fair Isaac Corporation
(800) 213-5542
investorrelations@fairisaac.com
Fair Isaac Announces Additional Cost Reductions
Under Ongoing Reengineering Program
MINNEAPOLIS—January 7, 2009— Fair Isaac Corporation (NYSE:FIC), the leading provider of analytics and decision management technology, today announced additional cost reductions under its ongoing reengineering program. The company expects to reduce fiscal 2009 operating expenses by approximately $40 million through immediate headcount reductions worldwide, facility consolidations, and modification of certain employee compensation and benefit programs. The company expects to record a pre-tax restructuring charge of approximately $8 million in the first quarter of fiscal 2009.
Specific cost reduction initiatives include:
•	Re-align Sales and Professional Services organizations to reflect consolidation in the US banking industry

•	Pace development of next-generation Decision Management applications to match market delays in client demand

•	Reduce Finance, Legal, Human Resources, and Marketing corporate services

•	Rationalize product portfolio through divestitures and product migrations

•	Improve profitability of the Marketing Solutions business unit

•	Sharpen industry focus on Financial Services sector (banking and insurance)
These initiatives are part of the company’s ongoing reengineering program, which began in early 2008. As part of today’s announcement, the company expects to eliminate 250 positions worldwide, 80 of which have already been achieved during the first quarter of fiscal 2009. The company also expects to eliminate additional positions during fiscal 2009 through attrition of non-revenue-producing positions. The company’s resulting global workforce will total approximately 2,100 employees, representing a 25% reduction compared to one year ago.
“These aggressive and decisive actions will protect Fair Isaac’s profitability in the face of the global slowdown in financial markets,” said CEO Mark Greene. “While any staff reductions are painful, we are confident that our ongoing restructuring efforts will allow us to strengthen our financial and operational performance during this difficult economic environment and enable us to continue to invest in our Decision Management strategy for long-term growth.”

First Fiscal Quarter Results Conference Call
The company will host a webcast on Wednesday, January 28, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its first quarter fiscal 2009 results and provide various strategic and operational updates. The call can be accessed at Fair Isaac’s Web site at www.fairisaac.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through February 28, 2009.
The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
About Fair Isaac
Fair Isaac Corporation (NYSE:FIC) transforms business by making every decision count. Fair Isaac’s Decision Management solutions combine trusted advice, world-class analytics and innovative applications to give organizations the power to automate, improve and connect decisions across their business. Clients in 80 countries work with Fair Isaac to increase customer loyalty and profitability, cut fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. Fair Isaac also helps millions of individuals manage their credit health through the www.myFICO.com website. Learn more about Fair Isaac at www.fairisaac.com.
Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Decision Management strategy, its ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2008. If any of these risks or uncertainties materializes, Fair Isaac’s results could differ materially from its expectations. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.
Fair Isaac is a trademark or registered trademark of Fair Isaac Corporation in the United States and in other countries.